Exhibit 23.2

                       Consent of James Moore & Co., P.L.


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                        [Letterhead of James Moore & Co.]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Classic Restaurants International, Inc.

We hereby consent to the incorporation by reference on the Registration Statement on Form S-8 of our report dated March 20, 1996, on the financial statements of Classic Restaurants International, Inc. for the year ended December 31, 1995, included in the Form 10KSB of Classic Restaurants International, Inc. for the fiscal year ended June 30, 1996.

                                                     /s/James Moore & Co.

Gainesville, Florida
November 4, 1996


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